As filed with the Securities and Exchange Commission on April 19, 1999
                                                  File No.  333-42553

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

               Post-Effective Amendment No. 1 to
                            Form S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933



                     Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

            VIRGINIA                          54-1229715
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
incorporation or organization)

         120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219
  (Address of principal executive office, including zip code)

                 THE EAST MIDLANDS ELECTRICITY
            SAVINGS RELATED SHARE OPTION SCHEME 1997
                    (Full Title of the Plan)


           Patricia A. Wilkerson, Corporate Secretary
        W. H. Riggs, Jr., Assistant Corporate Secretary
                    DOMINION RESOURCES, INC.
         120 Tredegar Street, Richmond, Virginia 23219
            (Name and address of agent for service)

                         (804) 819-2000
 (Telephone number, including area code, of agent for service)


                 Amending: Part I - Prospectus
Deregistering 2,906,741 shares of Common Stock (without par value)

                          DEREGISTRATION

    In its Registration Statement on Form S-8 (File No. 333-42533), filed with the Securities and Exchange Commission on December 18, 1997, Dominion Resources, Inc. (Dominion Resources) registered 3,000,000 shares of its Common Stock, without par value, for issuance to eligible employees of East Midlands Electricity plc (East Midlands), the United Kingdom utility Dominion Resources purchased in early 1997, to participate in the East Midlands Electricity Savings Related Share Option Scheme 1997 (Sharesave 1997) whereby employees of East Midlands were given rights to acquire Common Stock of Dominion Resources.

    In July 1998, Dominion Resources sold East Midlands, and the offering made pursuant to the Registration Statement (File No. 333-42533) has been concluded. Dominion Resources made its final distribution in January 1999 and issued a total of 93,259 shares of Common Stock, without par value and hereby deregisters the remaining balance of 2,906,741 unissued shares of Common Stock under Sharesave 1997.

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                            SIGNATURES
   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 19th day of April, 1999.

                                   DOMINION RESOURCES, INC.

                                      By   THOS. E. CAPPS
                                (Thos. E. Capps, Chairman of the Board
                          of Directors, President and Chief Executive Officer)

   Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities indicated and on the 19th day of April, 1999.

        Signature                Title


   JOHN B. ADAMS, JR.
   John B. Adams, Jr.    Director


    JOHN B. BERNHARDT
    John B. Bernhardt     Director


      THOS. E. CAPPS
      Thos. E. Capps      Chairman of the Board of Directors,
                          President and Chief Executive Officer


      JOHN W. HARRIS
      John W. Harris      Director


BENJAMIN J. LAMBERT, III
Benjamin J. Lambert, III  Director


RICHARD L. LEATHERWOOD
Richard L. Leatherwood    Director


    K. A. RANDALL
    K. A. Randall         Director

      Signature                 Title

   FRANK S. ROYAL
   Frank S. Royal        Director


   S. DALLAS SIMMONS
   S. Dallas Simmons     Director



   Robert H. Spilman     Director



   JUDITH B. WARRICK
   Judith B. Warrick     Director



   DAVID A. WOLLARD
   David A. Wollard      Director


   E. M. ROACH, JR.
   E. M. Roach, Jr.      Executive Vice President
                         (Chief Financial Officer)


   J. L. TRUEHEART
   J. L. Trueheart       Senior Vice President and Controller
                         (Principal Accounting Officer)

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